Exhibit 10.30

AMENDMENT TO TERMINATION AND REGISTRATION
RIGHTS AGREEMENT DATED JUNE 24, 2015

WHEREAS, Unique Fabricating, Inc. (the “Company”) and Peninsula Fund V Limited Partnership (the “Investor”) have entered into a Termination and Registration Rights Agreement, dated as June 16, 2015 (the “Termination and Registration Rights Agreement”);

WHEREAS, the Company and Investor desire to modify certain provisions of Section 21 with respect to the attendance of an invitee designated by Investor at Board and committee meetings, as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth:

1.          All capitalized terms shall have the meanings ascribed thereto in the Termination and Registration Rights Agreement unless otherwise defined herein.

2.          Section 21 is hereby amended to read in its entirety as follows:

“21.         Visitation; Inspection; Board Observation. The Company will permit representatives designated by Investor, subject to execution of a confidentiality agreement in form and substance reasonably satisfactory to the Company, to (i) visit and inspect any of the properties of the Company during normal business hours on reasonable advance notice, (ii) examine the corporate and financial records of the Company and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of the Company with the directors, officers, key employees and independent accountants of the Company. In addition to any rights under this Agreement, the Company will permit the Investor, so long as Investor beneficially owns (determined in accordance with Rule 13d-3 and Rule 13d-5 of the Exchange Act) 3% or more of the outstanding shares of Common Stock of the Company and there is no member of the Board of Directors of the Company that was nominated to such position by the Investor, to (a) have one (1) individual authorized to attend all Board of Directors meetings of the Company or any committees thereof (the “Invitee”), (b) provide actual notice of all regular and special meetings of the Company's Board of Directors or any committee thereof in the same manner as provided to directors, and (c) provide to such Invitee a copy of all materials and information distributed at or prior to such meetings or otherwise to the directors of the Company or members of any committee thereof. Such meetings will be held in person at least quarterly. The Invitee shall execute a confidentiality agreement in form and substance reasonably satisfactory to the Company prior to participating in a meeting of the Board or receiving related materials and information. Notwithstanding the foregoing, (1) Invitee may not attend any portion of a meeting of the Board or any committee during which a transaction or agreement with or for the benefit of Investor or any affiliate is being considered by the Board or any committee and (2) the Board or any committee shall have the right to require the Invitee to leave any meeting if the Board or the committee needs to deliberate independently. The Investor may reasonably require senior management of the Company at any time upon reasonable notice to travel to Investor’s then current office to meet and discuss the Company and any aspect of its business, subject to the requirement that any participants in such meeting execute a confidentiality agreement in form and substance reasonably satisfactory to the Company. The Investor may, at any time, terminate its rights under this Section 21 by providing written notice of such termination to the Company. The rights provided by this Section 21, may only be assigned by the Investor once in a private sale of at least ten (10%) of the Registrable Securities.”

3.          Except as specifically provided herein, the Termination and Registration Rights Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Unique Fabricating, Inc.

By:

Name:
Title:

Peninsula Fund V Limited Partnership
By:	Peninsula Fund V Management L.L.C.
Its:	General Partner

By:	Peninsula Capital Partners L.L.C.
Its:	Manager

By:

Name:	Scott A. Reilly
Title:	President and Chief Investment Officer

3